UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

OPENTABLE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

799 Market Street, 4th Floor, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 344-4200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 1, 2010, OpenTable, Inc. filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “Initial Report”) to report the consummation of the acquisition of Toptable Holdings Limited. This Amendment to Current Report on Form 8-K/A amends Item 9.01 of the Initial Report to provide the financial statements required by Items 9.01(a) and 9.01(b). No other modifications to the Initial Report are being made by this Amendment.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The audited Consolidated Financial Statements of Toptable Holdings Limited as of June 30, 2010 and 2009 and for the years then ended, and the related Independent Auditors’ Report thereon, are included as Exhibit 99.1 of this Current Report on Form 8-K/A.

(b) Pro forma financial information

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2010, the Unaudited Pro Forma Condensed Combined Income Statements for the year ended December 31, 2009 and for the six months ended June 30, 2010 and the Notes to the Unaudited Pro Forma Condensed Combined Financial Information of OpenTable, Inc. reflecting the acquisition of Toptable Holdings Limited, are included as Exhibit 99.2 of this Current Report on Form 8-K/A.

(d) Exhibits

23.1	Consent of KPMG LLP

99.1	Audited Consolidated Financial Statements of Toptable Holdings Limited as of June 30, 2010 and June 30, 2009

99.2

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2010, the Unaudited Pro Forma Condensed Combined Income Statements for the year ended December 31, 2009 and for the six months ended June 30, 2010 and the Notes to the Unaudited Pro Forma Condensed Combined Financial Information of OpenTable, Inc. reflecting the acquisition of Toptable Holdings Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENTABLE, INC.

By:	/s/ MATTHEW ROBERTS
Matthew Roberts
Chief Financial Officer

Date: December 17, 2010

EXHIBIT INDEX

23.1	Consent of KPMG LLP

99.1	Audited Consolidated Financial Statements of Toptable Holdings Limited as of June 30, 2010 and June 30, 2009.

99.2

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010, the Unaudited Pro Forma Condensed Combined Income Statements for the year ended December 31, 2009 and for the six months ended June 30, 2010 and the Notes to the Unaudited Pro Forma Condensed Combined Financial Information of OpenTable, Inc. reflecting the acquisition of Toptable Holdings Limited.